Exhibit 99.2

SurgePays Announces Closing of Upsized $19.8 Million Public Offering,

Uplisting to Nasdaq and Reverse Stock Split

BARTLETT, Tenn., November 4, 2021 – SurgePays, Inc. (NASDAQ: SURG, SURGW) (“SurgePays” or the “Company”), a blockchain fintech company building a next generation supply chain network that offers wholesale goods and financial services for the underbanked more cost efficiently than traditional distribution models, today announced the closing of its previously announced underwritten public offering of 4,600,000 units at a price to the public of $4.30 per unit. Each unit issued in the offering consisted of one share of common stock and one warrant to purchase one share of common stock at an exercise price of $4.73 and an expiration date of three years from the date of issuance. The common stock and warrants were immediately separable and were issued separately. The common stock and warrants began trading on the Nasdaq Capital Market on November 2, 2021, under the symbols “SURG” and “SURGW,” respectively. SurgePays received gross proceeds of $19.78 million, before deducting underwriting discounts and commissions and other estimated offering expenses. In connection with the offering, the Company effectuated its previously announced reverse split of its issued and outstanding common stock at a ratio of 1-for-50. The reverse stock split became effective at 12:01 a.m., Eastern Time, on Tuesday, November 2, 2021. The share numbers and pricing information in this release are adjusted to reflect the impact of the previously announced reverse stock split. The new CUSIP number for the common stock following the reverse split is 86882L204.

SurgePays has granted the underwriters a 45-day option to purchase up to an additional 690,000 shares of common stock and/or an additional 690,000 warrants at the public offering price to cover over-allotments, if any.

Maxim Group LLC acted as sole book-running manager for the offering.

The offering was conducted pursuant to the Company’s registration statement on Form S-1 (File No. 333-233726), as amended, previously filed with, and subsequently declared effective by, the Securities and Exchange Commission (“SEC”) and a related registration statement, filed on November 1, 2021 pursuant to Rule 462(b) (File No. 333-260672) and which was automatically effective upon filing. A final prospectus relating to the offering was filed with the SEC and is available on the SEC’s website at http://www.sec.gov. Electronic copies of the final prospectus relating to this offering may be obtained from Maxim Group LLC, 300 Park Avenue, 16th Floor, New York, NY 10022, at (212) 895-3745.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About SurgePays, Inc.

SurgePays, Inc. utilizes its blockchain software platform to offer a comprehensive suite of prepaid, financial services for the underbanked, and top selling wholesale products to independently owned convenience stores, mini-marts, tiendas, and bodegas more cost efficiently than existing wholesale distribution models. Please visit www.SurgePays.com for more information.

Cautionary Note Regarding Forward-Looking Statements

This press release includes express or implied statements that are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. Forward-looking statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance and may contain projections of our future results of operations or of our financial information or state other forward-looking information. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future operational or financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control, including, without limitation, statements about our future financial performance, including our revenue, cash flows, costs of revenue and operating expenses; our anticipated growth; our predictions about our industry; the impact of the COVID-19 pandemic on our business and our ability to attract, retain and cross-sell to clients. The forward-looking statements contained in this release are also subject to other risks and uncertainties, including those more fully described in our filings with the Securities and Exchange Commission (“SEC”), including in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020. The forward-looking statements in this press release speak only as of the date on which the statements are made. We undertake no obligation to update, and expressly disclaim the obligation to update, any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law. Further information on our risk factors is contained in our registration statement on Form S-1 (File No. 333-233726) that we have filed with the SEC and the final prospectus. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments, or otherwise, except as may be required by law.

Contact:

Company Contact:

Tony Evers CPA,CIA

Chief Financial Officer

847-648-7541

tevers@surgeholdings.com

Investor Relations Contact:

CORE IR

516-222-2560

invest@surgeholdings.com

Media Relations:

Jules Abraham

CORE IR

917-885-7378

julesa@coreir.com

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